UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2007

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit Activities

On March 5, 2007, TranSwitch Corporation (TranSwitch) announced a workforce reduction which is being implemented in two phases. The majority of the approximately 20 employees affected will leave the Company by the end of first quarter, 2007 and a small group will stay until the end of second quarter, 2007. This workforce reduction primarily affects U.S. Research and Development personnel based in Shelton, CT and Bedford, MA.

Overall, roughly 16% of TranSwitch’s U.S. workforce is impacted by these actions. The Company expects the operating expense savings to be roughly $2 million per year, and that these savings will begin to be recognized by the Company’s 2007 third quarter. The Company expects the restructuring costs associated with the workforce reduction to total approximately $1 million in cash, which reflects the costs of employment terminations.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

March 5, 2007

By: /s/ Santanu Das

Name: Santanu Das

Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 5, 2007.